PROXY STATEMENT
                           OF WESTMORELAND COAL

                     Securities and Exchange Commission
                          Washington D.C. 20549

                        SCHEDULE 14a INFORMATION
             Proxy Statement Pursuant to Sections 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
      [  ]  Preliminary Proxy Statement
      [  ]  Confidential, for use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [  ]  Definitive Proxy Statement
      [  ]  Definitive Materials
      [X ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
14(a)-12
__________________________________________________________________

                       Westmoreland Coal Company
__________________________________________________________________

             (Name of Registrant as Specified in Its Charter)

              Westmoreland Committee To Enhance Share Value

__________________________________________________________________

              (Name of Person(s) Filing Proxy Statement,
               if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]  No Fee Required.
[ ] Fee computer on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
        (1) Title of each class of securities to which transaction applies:

__________________________________________________________________
        (2) Aggregate number of securities to which transaction applies:

__________________________________________________________________
        (3) Per Unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11:

__________________________________________________________________
        (4) Proposed maximum aggregate value of transaction:

__________________________________________________________________
        (5) Total fee paid:

__________________________________________________________________
[  ]  Fee paid previously with preliminary proxy materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

        (1)  Amount Previously Paid:

__________________________________________________________________
        (2)  Form, Schedule or Registration Statement No.:

__________________________________________________________________
        (3)  Filing Party:

__________________________________________________________________
        (4)  Date Filed:

__________________________________________________________________

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

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The following is added text of a Web Site at
freedomforshareholders.com.


HOW TO VOTE FOR CHANGE IN WESTMORELAND MANAGEMENT

Your vote is important to us. Vote for change with a BLUE proxy card.

To support the Committee and vote FOR change, you may vote in person at Westmoreland Coal Company's Special Meeting in lieu of an annual meeting on May 12, in Colorado Springs. If you cannot attend the meeting, you must promptly sign, date, and return a BLUE proxy card before May 12. BLUE proxy cards may be returned by fax to our proxy solicitor DF King & Co., Inc. at (212) 809-0692.

If you have not yet received a BLUE proxy card or need assistance in voting your shares or need help ensuring that your BLUE PROXY CARD is returned in time to be counted, please call any member of the Committee or DF King & Co., Inc. toll-free at 1-800-628-8538.

The Committee urges you NOT to sign any white proxy cards sent to you by the management of Westmoreland Coal Company. If you have already done so, you may cancel that vote by promptly dating, signing, and returning a BLUE proxy. Only your latest dated proxy will count in the election.

You must vote a separate blue proxy card for each account that you own. If your shares are held in an institutional account, please call your broker and ask the broker to vote FOR the Committee's proposals by voting a BLUE proxy on your behalf. If you need assistance with this, please call any member of the Committee or DF King & Co.

The Committee's proposal is to replace the board of Westmoreland
Coal Company with a slate of directors able and willing to implement our plan for rapidly enhancing the value of your shares in Westmoreland Coal Company.

To learn more information about our Proxy Statement and plan for enhancing your share value in Westmoreland Coal Company, please contact a member of the Committee:

Frank E. Williams       (703) 641-4612  (703) 641-9082  (fax)
Nelson Obus             (212) 760-0134  (212) 760-0824  (fax)
                         nobus291@aol.com
Bentley Offutt          (410) 584--9600 (410) 584-7044  (fax)
                         offutt@chesint.net
Robert Fowler           (770) 618-7284  (770) 618-7142  (fax)
Matthew Sakurada        (919) 776-9985  (919) 776-9985  (fax)
                         msakurada@sprintmail.com
William Sim             (202) 872-2211  (202) 331-6181  (fax)
                         wjsim@pepco.com